As Filed with the Securities and Exchange Commission on May 12, 2006

Registration No. 333-126318

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact name of Registrant as specified in its charter)

Delaware	4931	20-2777218
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

526 South Church Street

Charlotte, North Carolina 28202

(704) 594-6200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc E. Manly, Esq.

Group Executive and Chief Legal Officer

Duke Energy Corporation

526 South Church Street

Charlotte, North Carolina 28202

(704) 594-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Peter A. Atkins, Esq. Sheldon S. Adler, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Steven A. Rosenblum, Esq. Stephanie J. Seligman, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the March 10, 2006 special meetings of Duke Energy Corporation, a North Carolina corporation (“Duke Energy NC”), and Cinergy Corp., a Delaware corporation (“Cinergy”), in which Duke Energy NC and Cinergy approved the merger between the two companies. Pursuant to the merger, Duke Energy NC and Cinergy became wholly-owned subsidiaries of Duke Energy Corporation, a Delaware corporation (formerly named Duke Energy Holding Corp.).

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-126318

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-126318 (the “Registration Statement”), is filed solely to include Exhibits 8.3, 8.4, 8.5 and 23.5 as additional exhibits to the Registration Statement. In accordance with Section 462(d) of the Securities Act of 1933, as amended, this Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated as of May 8, 2005, as amended as of July 11, 2005, amended as of October 3, 2005, and amended as of March 30, 2006 (filed with Form 8-K, dated April 4, 2006, as Exhibit 2.1)

3.1*	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (filed with Form 8-K, dated April 4, 2006, as Exhibit 3.1)

3.2*	Amended and Restated Bylaws of Duke Energy Corporation (filed with Form 8-K, dated April 4, 2006, as Exhibit 3.2)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters

8.2*	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters

8.3 †	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated April 3, 2006, as to certain tax matters

8.4 †	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated April 3, 2006, as to certain tax matters

8.5 †	Opinion of Wachtell, Lipton, Rosen & Katz, dated April 3, as to certain tax matters

10.1*	Employment Term Sheet dated as of May 8, 2005, between Duke Energy Holding Corp. and James E. Rogers (included as Exhibit D to Annex A to the joint proxy statement/prospectus which is a part of this Registration Statement)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation (renamed Duke Power)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corp.

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)

23.4*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)

23.5 †	Consent of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

23.6	Consent of Wachtell, Lipton, Rosen & Katz as to certain tax matters (included in Exhibit 8.5)

24.1*	Power of Attorney

24.2 †	Power of Attorney of certain officers and directors of Duke Energy Corporation

99.1*	Consent of UBS Securities LLC

Exhibit Number	Description

99.2*	Consent of Lazard Frères & Co. LLC

99.3*	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.4*	Consent of James E. Rogers

99.5*	Consent of Paul M. Anderson

99.6*	Consent of Roger Agnelli

99.7*	Consent of William Barnet III

99.8*	Consent of G. Alex Bernhardt Sr.

99.9*	Consent of William T. Esrey

99.10*	Consent of Ann Maynard Gray

99.11*	Consent of James H. Hance Jr.

99.12*	Consent of Dennis R. Hendrix

99.13*	Consent of Michael E.J. Phelps

99.14*	Consent of James T. Rhodes

99.15*	Consent of Michael G. Browning

99.16*	Consent of Phillip R. Cox

99.17*	Consent of Mary L. Schapiro

99.18*	Consent of Dudley S. Taft

†	Filed herewith.
*	Previously filed and incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 12, 2006.

DUKE ENERGY CORPORATION (Registrant)

By:	/S/ JAMES E. ROGERS
Name: James E. Rogers Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

i)	Principal executive officer:

James E. Rogers*

    Director and President and Chief Executive Officer

(ii)	Principal financial officer:

David L. Hauser*

    Group Executive and Chief Financial Officer

(iii)	Principal accounting officer:

Steven K. Young*

    Vice President and Controller

(iv)	A majority of the Directors:

Roger Agnelli*

Paul M. Anderson*

William Barnet III*

G. Alex Bernhardt, Sr.*

Michael G. Browning*

Phillip R. Cox*

Ann Maynard Gray*

James H. Hance, Jr.*

Dennis R. Hendrix*

Michael E.J. Phelps*

James T. Rhodes*

James E. Rogers*

Mary L. Schapiro*

Dudley S. Taft*

Date: May 12, 2006

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of each of the above named persons indicated above by asterisks, pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ ROBERT T. LUCAS III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated as of May 8, 2005, as amended as of July 11, 2005, amended as of October 3, 2005, and amended as of March 30, 2006 (filed with Form 8-K, dated April 4, 2006, as Exhibit 2.1)

3.1*	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (filed with Form 8-K, dated April 4, 2006, as Exhibit 3.1)

3.2*	Amended and Restated Bylaws of Duke Energy Corporation (filed with Form 8-K, dated April 4, 2006, as Exhibit 3.2)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters

8.2*	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters

8.3 †	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated April 3, 2006, as to certain tax matters

8.4 †	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated April 3, 2006, as to certain tax matters

8.5 †	Opinion of Wachtell, Lipton, Rosen & Katz, dated April 3, 2006, as to certain tax matters

10.1*	Employment Term Sheet dated as of May 8, 2005, between Duke Energy Holding Corp. and James E. Rogers (included as Exhibit D to Annex A to the joint proxy statement/prospectus which is a part of this registration statement)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation (renamed Duke Power)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corp.

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)

23.4*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)

23.5 †	Consent of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

23.6	Consent of Wachtell, Lipton, Rosen & Katz as to certain tax matters (included in Exhibit 8.5)

24.1*	Power of Attorney

24.2 †	Power of Attorney of certain officers and directors of Duke Energy Corporation

99.1*	Consent of UBS Securities LLC

99.2*	Consent of Lazard Frères & Co. LLC

99.3*	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.4*	Consent of James E. Rogers

99.5*	Consent of Paul M. Anderson

99.6*	Consent of Roger Agnelli

99.7*	Consent of William Barnet III

99.8*	Consent of G. Alex Bernhardt Sr.

99.9*	Consent of William T. Esrey

99.10*	Consent of Ann Maynard Gray

99.11*	Consent of James H. Hance Jr.

Exhibit Number	Description

99.12*	Consent of Dennis R. Hendrix

99.13*	Consent of Michael E.J. Phelps

99.14*	Consent of James T. Rhodes

99.15*	Consent of Michael G. Browning

99.16*	Consent of Phillip R. Cox

99.17*	Consent of Mary L. Schapiro

99.18*	Consent of Dudley S. Taft

†	Filed herewith.
*	Previously filed and incorporated herein by reference thereto.